EXHIBIT 23.2

Board of Directors and Stockholders

MISCOR Group, Ltd. and Subsidiaries

Massillon, Ohio

We hereby consent to the use in the Post-Effective Amendment No. 1 constituting a part of this Registration Statement on Form S-4 and the related Prospectus of our report dated March 15, 2013, relating to the consolidated financial statements of MISCOR Group, Ltd. and Subsidiaries, which is contained in this Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4.

/s/ BDO USA, LLP

BDO USA, LLP

Kalamazoo, Michigan

August 14, 2013